SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 22, 2011 (March 21, 2011)

DYNEGY INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33443 (Commission File Number)	20-5653152 (I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, Dynegy Inc. (“Dynegy”) adopted similar amendments to the Dynegy Inc. Severance Pay Plan, as amended and restated, and the Dynegy Inc. Executive Severance Pay Plan, as amended and restated (the “Executive Plan”).  For employees covered by the Executive Plan who are terminated from employment during the period beginning on March 7, 2011 and ending on August 31, 2012, and who are eligible to participate in the Executive Plan, the amendment:

•
Increases the minimum severance payment amount from six months of base pay to nine months of base pay for any employee covered by the Executive Plan who has the title of “Managing Director” or “Vice President” at the time such covered employee becomes eligible to receive severance benefits under the Executive Plan; and

•
If such an eligible covered employee completes at least three months of service in each of (i) the performance period under any applicable short term incentive (“STI”) plans or arrangements of Dynegy or affiliates of Dynegy (“STI Plans”) during which such covered employee’s termination of employment occurs (the “Current Performance Period”) and (ii) the performance period under any applicable STI Plans immediately prior to the Current Performance Period (the “Prior Performance Period”), provides for an additional lump sum cash payment equal to the sum of:

o
(1) the aggregate annual target opportunity under all applicable STI Plans that could have been earned by such covered employee for the Current Performance Period, determined as if all applicable goals and targets had been satisfied in full, but pro-rated based on when such covered employee’s date of termination of employment falls within such performance period; and

o
(2) (a) if such covered employee’s termination of employment occurs before a determination has been made regarding STI payment amounts for the Prior Performance Period, the aggregate annual target opportunity under all applicable STI Plans that could have been earned by such covered employee for the Prior Performance Period, determined as if all applicable goals and targets had been satisfied in full or (b) if such covered employee’s termination of employment occurs on or after a determination has been made regarding STI payment amounts for the Prior Performance Period, the aggregate annual target opportunity under all applicable STI Plans earned by such terminated covered employee but not yet paid for the Prior Performance Period.

If such covered employee completes at least three months of service in the Current Performance Period but not in the Prior Performance Period, or if such covered employee completes at least three months of service in the Prior Performance Period but not in the Current Performance Period, such covered employee will only be eligible for the additional STI-based lump sum cash payment described above that is applicable to the performance period in which the three months of service was completed.

The amendment further provides that the Executive Plan may not be amended, modified, supplemented or terminated, in whole or in part, until after August 31, 2012, unless such an amendment is necessary or appropriate to qualify or maintain the Executive Plan so that it satisfies the applicable provisions of the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or unless such an amendment increases or enhances benefits under the Executive Plan.

The foregoing description of the amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Document

*10.1	Third Amendment to the Dynegy Inc. Executive Severance Pay Plan

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated:	March 22, 2011	By:	/s/ Kent R. Stephenson
		Name:	Kent R. Stephenson
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
*10.1	Third Amendment to the Dynegy Inc. Executive Severance Pay Plan

* Filed herewith